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Exhibit 10.1

EMPLOYMENT AGREEMENT

        This is an Agreement between Intraware, Inc., a Delaware corporation, having its principal place of business in the City of Orinda, California (hereinafter referred to as "Intraware" or "Employer") and Frost R. R. Prioleau, currently residing in Alameda County, California (hereinafter referred to as "Employee"). The parties agree and represent as follows:

        A.    BACKGROUND

          1.    Employee has been an employee and executive of Employer since December 1998, and has been the President of Employer since December 2000.

          2.    Employee has announced his resignation from his full-time duties as President of Employer effective on August 31, 2002.

          3.    Employer wishes to continue to obtain the services and advice of Employee, on a reduced-time basis, in the area of company strategy.

          4.    Employee is willing to accept such reduced-time employment for one year, subject to extension as provided herein, under the terms hereof.

        B.    EMPLOYMENT

          Employer hereby employs Employee and Employee hereby accepts employment with Employer as Senior Advisor for an Employment Term as set out herein.

        C.    DUTIES OF EMPLOYEE

          1.    Position

            During the Employment Term hereunder, Employee shall serve as Senior Advisor of Employer.

          2.    Duties and Responsibilities

            (a)  Employee shall be responsible for researching potential alternatives for Employer with respect to "rolling up" Employer's business and other similar and/or complementary businesses in a combined entity. Such research shall include, but not be limited to, detailed conversations with executives of similar and/or complementary businesses and of potential investors in such a combined entity. On or before May 31, 2003, Employee shall deliver to Employer an initial version of a detailed written report describing such research, containing an analysis including various alternatives, and recommending one or more courses of action (the "Roll-Up Strategy Report"). Within a reasonable time after delivering it to Employer, Employee shall orally present the Roll-Up Strategy Report to Employer. Employee shall work diligently with Employer to make such modifications to the Roll-Up Strategy Report as Employer may reasonably request, and shall deliver a final version of the Roll-Up Strategy Report to Employer by August 31, 2002. During the Employment Term and prior to delivery of the initial version of the report, Employee will periodically provide to Employer's Chief Executive Officer, orally or in writing, updates on his research and analysis regarding this project.

            (b)  In addition to the duties described in paragraph C.2.a above, Employee shall work on various other projects and provide advice to the Chief Executive Officer and other members of senior management of Employer in the area of corporate strategy, as the Chief Executive Officer of Employer may request from time to time during the Employment Term. Employee agrees to be reasonably available for telephonic consultations with the Chief Executive Officer and other senior officers of Employer from time to time, and to return telephone calls from those officers reasonably promptly.

            (c)  Employee shall be permitted to work from remote locations.

            (d)  In view of the rapidly changing business environment in which Employer operates, the parties agree that the duties of Employee may be modified from time to time by mutual written agreement of the Employee and Employer.

            (e)  It is the intent of the parties that Employee shall continue to serve as a member of Employer's Board of Directors during the Employment Term, subject to the re-nomination of Employee as a director by Employer's Board of Directors, and election by the Employer's shareholders, as required, and provided that the Company does not materially breach this Agreement or terminate Employee's employment for any reason.

          3.    Outside Investments

            Employee shall not directly or indirectly make, obtain or retain any investment of more than $10,000 in any business which, in Employer's reasonable discretion, competes with Employer.

          4.    Noncompetition by Employee

            During Employee's employment, Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which would (in Employer's reasonable discretion) be in competition with Employer or with any entities owned or controlled by Employer, or which would prevent Employee from rendering his agreed services to Employer during the Employment Term.

          5.    Confidentiality and Invention Assignment

            As a condition of employment under this Agreement, Employee shall continue to comply with the Employment, Confidential Information, Invention Assignment and Arbitration Agreement entered into between Company and Employee on December 9, 1998 (the "December 9, 1998 Agreement").

          6.    Education and Charitable Activities

            Employee is encouraged to spend a reasonable amount of time for educational, charitable and professional activities. Participation in such activities will not be deemed a breach of this Agreement so long as it does not interfere with full and diligent performance of the services required under this Agreement.

        D.    TERMS OF EMPLOYMENT

          1.    Duration

            Employee's employment under this Agreement shall commence on September 1, 2002 and shall terminate on August 31, 2003 (the "Employment Term"). Any extension of the Employment Term shall be subject to written agreement by Employer and Employee.

          2.    Termination of Employment—Generally

            Employee is and remains free to terminate his employment at any time, for any reason, with or without Cause. In the event of such a voluntary termination by Employee, he shall provide Employer with notice of termination at least ten (10) days prior to the effective date of his termination. Employer shall, in such event, remain free to accept such notice and continue Employee's employment up to the effective date of termination, or to pay Employee ten (10) days' pay in lieu of accepting notice and require his immediate termination.

            Employer is and remains free to terminate Employee's employment at any time, for any reason, with or without Cause. In the event of a termination for Cause, as defined in paragraph D. 3 below, no notice of termination shall be required, provided such termination shall have been approved by the Employer's Board of Directors prior to the termination date. In the event of a termination without Cause, Employee shall be entitled to the benefits specified in paragraph D.5 below.

          3.    Termination of Employment—Cause

            Termination may be effected for any of the following reasons ("Cause"):

            (a)  any act of personal dishonesty taken by Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Employee,

            (b)  the conviction of a felony,

            (c)  a willful act by Employee that constitutes gross misconduct and that is injurious to Employer, or

            (d)  for a period of not less than thirty (30) days following delivery to Employee of a written demand for performance from Employer that describes the basis for Employer's belief that Employee has not substantially performed his duties, continued violations by Employee of Employee's obligations to Employer that are demonstrably willful and deliberate on Employee's part.

          4.    Benefits upon Termination of Employment for Cause

            In the event of a termination for Cause, Employee shall be entitled only to that compensation and those benefits earned by and vested in him as of the effective date of such termination, calculated on a pro-rated basis.

          5.    Benefits upon Termination of Employment without Cause

            In the event of a termination without cause, Employer shall pay to Employee all salary that would have become due through the end of the Employment Term as if the termination had not occurred, plus, at Employee's election, Employer will either (a) pay on behalf of Employee his COBRA premiums for Employee's maintenance of his then-current health and medical benefits through the end of the Employment Term, or (b) pay to Employee a sum equal to the aggregate premiums that would be payable under COBRA had Employee elected COBRA for maintenance of his then current health and medical benefits through the end of the Employment Term In addition, in the event of a termination without Cause, Employer shall pay to Employee the bonus described in Section E.2 below in accordance with the schedule and subject to the conditions specified in that Section as if Employee had remained an employee of Employer through the end of the Employment Term, provided Employee continuously remains a member of Employer's Board of Directors between the date hereof and the end of Employer's fiscal quarter which is the subject of the public announcement described in Section E.2 below, and provided further that Employee attends (in person or via teleconference) no fewer than 75% of Board meetings that take place during such period. In addition, Employer stock option grant no. 253 dated November 5, 2001 for 600,000 shares of Employer stock, a copy of which is attached hereto as Exhibit A ("Option Grant 253"), shall vest in full immediately upon the effective date of such termination without Cause. Other than the terms described in this paragraph, Employer shall have no further obligation to pay

    Employee any other compensation or benefits whatsoever in the event of termination without Cause.

          6.    Cooperation with Employer at Termination of Agreement

            Following the termination of this Agreement by either party, Employee shall cooperate fully with Employer in all matters relating to providing for an orderly transition of all his pending work on behalf of Employer.

          7.    Effect of Merger, Consolidation or Sale

            In the event of a merger or consolidation of Employer with any other entity, the divestiture by Employer of a major portion of its assets, business or good will, or any other corporate reorganization involving Employer, this Agreement may be assigned or transferred to the successor in interest as an asset of Employer upon the assignee's assuming Employer's obligation and in the discretion of the successor in interest, subject to section 8 below. In that event, Employee agrees to continue to perform his duties and discharge his responsibilities according to the terms of this Agreement for such successor in interest, subject to Section 8 below. In the event that of any such transaction which is a sale, exchange or other disposition of substantially all of the assets or outstanding common shares of Employer at an implied enterprise value of not less than $1.25 per outstanding common share, then Employer or its successor shall pay to Employee the bonus described in Section E.2 below.

          8.    Benefits Upon Severance Termination

            In the event of a Severance Termination of Employee (as defined in Option Grant 253), Employer shall pay to Employee all salary that would have become due through the end of the Employment Term if the Severance Termination had not occurred, plus a sum equal to the aggregate premiums payable under COBRA for Employee's maintenance of his then-current health and medical benefits through the end of the Employment Term. In addition, Employee shall receive one (1) year of additional vesting, in addition to any vesting acceleration provided under section 11(c) of Employer's 1996 Stock Option Plan, on the Termination Date (as defined in Option Grant 253) of any Severance Termination of Employee; such additional vesting shall apply to all 600,000 shares subject to Option Grant 253 notwithstanding the second paragraph under "Acceleration Upon Severance Termination" in Option Grant 253. Other than the terms described in this paragraph, Employer shall have no further obligation to pay Employee any other compensation or benefits whatsoever in the event of a Severance Termination.

          9.    Assignment

            The rights and obligations of the Employee under this Agreement are not assignable except to the extent set forth in paragraph 7 hereof. Any attempt to assign such rights and obligations, in whole or in part, will be void and of no effect unless prior written consent of Employee is obtained. The rights and obligations of Employer may be assigned or transferred without the consent of the Employee.

        E.    COMPENSATION AND BENEFITS OF EMPLOYEE

          1.    Salary

            As compensation for his services hereunder, Employee shall receive a salary at the rate of Sixty Two Thousand Five Hundred Dollars ($62,500) per annum.

          2.    Bonus

            In addition to such salary, Employee shall receive a bonus of Sixty Two Thousand Five Hundred Dollars ($62,500) upon any public announcement by Employer that it has achieved positive net income on a GAAP basis for its fiscal quarter ending August 31, 2003 or any prior fiscal quarter, provided Employee has remained an employee of Employer through the end of such fiscal quarter. Any such bonus shall accrue on the last day of such fiscal quarter and shall be due and payable to Employee within thirty (30) after the public announcement.

          3.    Benefits

            During the Employment Term, Employee shall remain entitled to the same benefits that Employer provides to its other senior executives. As of the date hereof, such benefits include medical, dental and vision coverage for the Employee and his dependents; long term disability insurance; term life insurance; a 401(k) plan; an employee stock purchase plan; and flexible spending account programs for health care and dependent care. Notwithstanding the foregoing, if Employee relocates to a location in which Employer has not contracted for health insurance coverage, Employer shall reimburse Employee's reasonable premiums for health insurance coverage for himself and his dependents in such location during the Employment Term, up to the same percentage at which Employer pays the health insurance premiums of its other executives. In addition, upon commencement of the Employment Term, Employee shall receive a payment for accrued and unused vacation up to the last day of his employment prior to the commencement of the Employment Term (less applicable withholdings).

        F.    ARBITRATION OF CONTROVERSIES

          Employee agrees that any and all past or present disputes with anyone (including Employer and any employee, officer, director, shareholder or benefit plan of Employer in their capacity as such or otherwise) arising out of, relating to, or resulting from Employee's employment with Employer or the termination of Employer's employment with Employer shall be subject to binding arbitration held in San Francisco City and County, California, under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including section 1283.05 (the "Rules") and pursuant to California law.

          Disputes which Employee agrees to arbitrate include any potential claims of harassment, discrimination or wrongful termination and any statutory claims. Employee understand that this Agreement to arbitrate, the Rules and California law also apply to any disputes which Employer may have with Employer.

          Any arbitration will be held before an arbitrator from a list provided by JAMS (Judicial Arbitration and Mediation Service) Endispute. To initiate arbitration, Employee may either contact Employer's Human Resources Department for a form or contact JAMS directly. To choose an arbitrator, each party to the arbitration will select five names from the list, and beginning with Employee, will alternatively strike names from the list until a single arbitrator is remaining who is available to decide the dispute. Employer will pay for any administrative or hearing fees charged by the arbitrator or JAMS. The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions requesting that a judgment be awarded on any claims raised in arbitration. Employee also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law.

          In addition to the right under the Rules to petition the court to confirm, correct or vacate the arbitrator's award, any party to the arbitration may appeal the arbitrator's award in any appropriate court on any grounds which would exist for an appeal of a decision of a trial court sitting without a jury.

          In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may petition the court for injunctive relief, in lieu of or in addition to arbitration proceedings, under any circumstances where an injunction (including a temporary restraining order) would be appropriate under state or federal law.

          Employee understands that this Agreement does not prohibit him from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board.

        G.    GENERAL PROVISIONS

          1.    Notices

            Any notices to be given under this Agreement by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested, or by a national overnight courier. Mailed or couriered notices shall be addressed to the parties at the addresses appearing below their signatures and each party may change his address by written notice, in accordance with this paragraph. Mailed notices shall be deemed communicated as of three (3) days after mailing; notices couriered overnight shall be deemed communicated as of the next business day after mailing.

          2.    Entire Agreement

            This agreement supersedes any and all other agreements, either oral or in writing, express or implied, between the parties hereto with respect to the employment of Employee by Employer, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Without limiting the generality of the foregoing, this Agreement expressly supersedes any Change of Control Severance Agreement between Employee and Employer, and any such Change of Control Severance Agreement shall cease to be of any force or effect beginning on the date hereof. However, this Agreement shall supersede the December 9, 1998 Agreement only to the limited extent specified in paragraph C.5 above, shall supersede Option Grant 253 only to the limited extent specified in paragraphs D.5 and D.8 above, and shall not supersede or otherwise affect the terms of any other stock option agreement in effect between Employer and Employee immediately prior to the date hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, express or implied, with regard to Employee's employment, have been made or intended by any party, or anyone acting on behalf of any party, which are not embodied herein and that no other agreement, statement, or promise regarding employment, either oral or written, express or implied, not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

          3.    Partial Invalidity

            If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          4.    Waiver of Breach

            A waiver by either party of a breach of this Agreement by the other party shall neither constitute nor be construed as a waiver by that party of later similar breaches.

          5.    Law Governing Agreement

            This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          Executed at Orinda, California on July 17, 2002.

EMPLOYER: Intraware, Inc.
By:	/s/ PETER H. JACKSON

          Executed at Orinda, California on July 17, 2002.

EMPLOYEE: Frost R. R. Prioleau
By:	/s/ FROST R. R. PRIOLEAU (Employee Name)

EXHIBIT A

Option Grant 253

INTRAWARE, INC.

1996 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

NOTICE OF STOCK OPTION GRANT

        Frost Prioleau,

        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number	253
Date of Grant	November 5, 2001
Vesting Commencement Date	November 5, 2001
Exercise Price per Share	$0.559
Total Number of Shares Granted	600,000
Total Exercise Price	$335,400
Type of Option:	Incentive Stock Option
X Nonstatutory Stock Option
Term/Expiration Date:	November 5, 2011

  Vesting Schedule:

        This Option may be exercised, in whole or in part, in accordance with the following schedule:

        1/24th of the Shares subject to the Option shall vest each month, beginning in November 2001, subject to the Optionee continuing to be an Employee or Consultant on such dates.

  Acceleration Upon Severance Termination:

        As to 450,000 of the Shares subject to the Option, the Optionee shall receive one (1) year of additional vesting, in addition to any vesting acceleration provided under section 11(c) of the Plan, on the Termination Date (as defined below) of any Severance Termination (as defined below) of the Optionee.

        As to 150,000 of the Shares subject to the Option, the Optionee shall receive one (1) year of additional vesting, in addition to any vesting acceleration provided under section 11(c) of the Plan, on the Termination Date of any Severance Termination of the Optionee, provided that the applicable Change of Control (as defined below) is pursuant to a sale, exchange or other disposition of substantially all of the assets or outstanding common shares of the Company at an implied enterprise value of not less than $1.25 per outstanding common share.

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        Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this paragraph or which becomes bound by the terms of this Agreement by operation of law.

        As used herein:

        "Cause" shall mean (i) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Optionee, (ii) the conviction of a felony, (iii) a willful act by the Optionee that constitutes gross misconduct and that is injurious to the Company, or (iv) for a period of not less than thirty (30) days following delivery to the Optionee of a written demand for performance from the Company that describes the basis for the Company's belief that the Optionee has not substantially performed his duties, continued violations by the Optionee of the Optionee's obligations to the Company that are demonstrably willful and deliberate on the Optionee's part. Any dismissal for cause in accordance with Subsection (iv) of the preceding sentence must be approved by the Board prior to the dismissal date.

        "Change of Control" means the occurrence of any of the following events:

            (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

          (ii)  A change in the composition of the Board occurring within a twelve-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

          (iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity's parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation;

          (iv)  The consummation of the sale or disposition by the Company of all or seventy-five percent (75%) or more of the Company's assets.

        "Involuntary Termination" shall mean (i) without the Optionee's express written consent, the significant reduction of the Optionee's duties, authority or responsibilities, relative to the Optionee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Optionee of such reduced duties, authority or responsibilities; (ii) without the Optionee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Optionee immediately prior to such reduction; (iii) a reduction by the Company in the base salary or target bonus of the Optionee as in effect

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immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Optionee was entitled immediately prior to such reduction with the result that the Optionee's overall benefits package is significantly reduced; (v) the relocation of the Optionee to a facility or a location more than twenty-five (25) miles from the Optionee's then present location, without the Optionee's express written consent; (vi) any purported termination of the Optionee by the Company that is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated herein; or (viii) any act or set of facts or circumstances that would, under California case law or statute constitute a constructive termination of the Optionee.

        "Severance Termination" means a termination of the Optionee's employment with the Company as a result of Involuntary Termination other than for Cause at any time after the announcement of a Change of Control or twelve (12) months following a Change of Control or the announcement of a Change of Control, whichever comes later.

        "Termination Date" shall mean (i) if the Optionee's employment is terminated by the Company, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Optionee notice of termination, the Optionee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or a by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (ii) if the Agreement is terminated by the Optionee, the date on which the Optionee delivers the notice of termination to the Company.

  Termination Period:

        This Option may be exercised for three months after Optionee ceases to be an Employee or Consultant. Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be an Employee or Consultant. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

AGREEMENT

        A.    Grant of Option.

          The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

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        B.    Exercise of Option.

          (a)  Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

          (b)  Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Stock Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

        C.    Method of Payment.

          Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          1.    cash; or

          2.    check; or

          3.    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

          4.    surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

        D.    Non-Transferability of Option.

          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        E.    Term of Option.

          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

        F.    Tax Consequences.

          Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

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        G.    Exercising the Option.

          1.    Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          2.    Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

          3.    Disposition of Shares.

            (a)  NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

            (b)  ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

            (c)  Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

        H.    Entire Agreement; Governing Law.

          The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

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        I.    NO GUARANTEE OF CONTINUED SERVICE.

          OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	INTRAWARE, INC.
/s/ FROST R. R. PRIOLEAU Signature	/s/ JOHN J. MOSS By
Frost R. R. Prioleau Print Name	John J. Moss Name
Residence Address	Vice President and General Counsel Title

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CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement (Grant # 253). In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

/s/ MARTHA PRIOLEAU Spouse of Optionee

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EXHIBIT A

INTRAWARE, INC.

1996 STOCK OPTION PLAN

EXERCISE NOTICE

Intraware, Inc.
25 Orinda Way
Orinda, California 94563

Attention:    Stock Administrator

        1.    Exercise of Option. Effective as of today,                        ,             , the undersigned ("Purchaser") hereby elects to purchase                        shares (the "Shares") of the Common Stock of Intraware, Inc. (the "Company") under and pursuant to the 1996 Stock Option Plan (the "Plan") and the Stock Option Agreement dated,            (the "Option Agreement"). The purchase price for the Shares shall be $            , as required by the Option Agreement.

        2.    Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3.    Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4.    Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Plan.

        5.    Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6.    Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company

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and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:
PURCHASER:	INTRAWARE, INC.
Signature	By
Print Name	Stock Administrator Its
Address:	Address:
Intraware, Inc. 25 Orinda Way Orinda, California 94563
Date Received

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